UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Adoption of Code of Business Conduct and Ethics.

On June 4, 2013, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to the Company and all subsidiaries and entities controlled by the Company and the Company’s directors, officers and employees. Compliance with the Code of Conduct is required of all Company personnel at all times. The Company’s senior management is charged with ensuring that the Code of Conduct and the Company’s corporate policies will govern, without exception, all business activities of the Company. The Code of Conduct addresses, among other things, the use and protection of Company assets and information, avoiding conflicts of interest, insider trading, compliance with the law, rules and regulations, corporate opportunities, competition and fair dealing, disclosure, discrimination and harassment, health and safety, and retention of business records, document retention, as well as reporting, enforcement and compliance procedures. A copy of the Code of Conduct is attached to this report as Exhibit 14.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 4, 2013, the Board of the Company adopted charters for the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee setting forth the rules, policies and procedures governing those committees. The Board also appointed members to each of those committees as follows:

Mr. James Talevich, Mr. Michael Viotto and Mr. Peter Kam were appointed as members of the Audit Committee. Mr. Talevich was appointed as Chairman of the Audit Committee.

Mr. Kam, Mr. Viotto and Mr. Talevich were appointed as members of the Compensation Committee. Mr. Kam was appointed as Chairman of the Compensation Committee.

Mr. Viotto, Mr. Kam and Mr. Talevich were appointed as members of the Nominating and Corporate Governance Committee.  Mr. Viotto was appointed as Chairman of the Nominating and Corporate Governance Committee.

On June 4, 2013, the Board also adopted an Insider Trading Policy to adopt preventive policies and procedures covering securities trades by the Company’s personnel and to promote compliance with the federal securities laws and to protect the Company, as well as certain insiders from liabilities and penalties that can result from violations of these laws. The Insider Trading Policy restricts Insiders (as defined in the Insider Trading Policy) from entering into transactions with regard to the stock of the Company or other firms which the Company transacts business with where such persons know material nonpublic information about the Company. Additionally, the Insider Trading Policy sets forth specific procedures that require the Company’s President to clear all other transactions regarding trading of Company stock by Insiders. Violations of the Insider Trading Policy can result in sanctions being levied by the Company, including dismissal for cause.

On June 4, 2013, the Board accepted the resignation of Ya Ming (Jeffrey) Wong as Chairman of the Board.  Mr Wong will remain as a member of the Board and in his position as Chief Executive Officer of the Company.  The Board appointed the Company’s President and current Board member Ms. Thanh (Tawny) Lam as the new Chairperson of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Document

14.1	Code of Business Conduct and Ethics of Nova LifeStyle, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	June 10, 2013	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer